Exhibit B

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on May 14, 2026.

Marciano Testa
By: /s/ Marciano Testa
Name: Marciano Testa

MT Capital Limited
By: /s/ Marciano Testa
Name: Marciano Testa
Title: Director

Yepidale International Ventures Limited
By: /s/ Marciano Testa
Name: Marciano Testa
Title: Director

Testa Ventures
By: /s/ Marciano Testa
Name: Marciano Testa
Title: Director

AGI Partners Limited
By: /s/ Marciano Testa
Name: Marciano Testa
Title: Director